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                                                                    EXHIBIT 99.2

                   Cedar Hill Capital Partners Offshore, Ltd.
                                747 Third Avenue
                                   33rd Floor
                               New York, NY 10017

                                October 11, 2006

Raptor Networks Technology, Inc.
1241 E. Dyer Road, Suite 150
Santa Ana, California 92705

         Re: Waiver Related to Equity Conditions
             -----------------------------------

                  Reference is hereby made to that certain Securities Purchase Agreement, dated July 30, 2006 (the "SECURITIES PURCHASE AGREEMENT"), by and among Raptor Networks Technology, Inc., a Colorado corporation (THE "COMPANY"), Cedar Hill Capital Partners Offshore, Ltd. (the "BUYER") and the other investors (the "OTHER INVESTORS") party thereto pursuant to which the Company issued to the Buyer a Senior Convertible Note, dated as of July 31, 2006 (the "NOTE"), in an original principal amount of $920,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note.

                  The Buyer hereby agrees to waive, but only to the extent set forth herein, for each of the first six (6) Installment Dates the condition set forth in clause (i)(x) of the definition of "Equity Conditions" that on each day during the applicable six (6) month Equity Conditions Measuring Period the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (the "REGISTRATION CONDITION"). As consideration for such waiver, the Company agrees that in order for clause
(i)(x) of the Equity Conditions to be satisfied, (a) with respect to the second
(2nd) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning one (1) month prior to the second (2nd) Installment Date and ending on and including the second (2nd) Installment Date, (b) with respect to the third (3rd) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning two (2) months prior to the third (3rd) Installment Date and ending on and including the third (3rd) Installment Date,
(c) with respect to the fourth (4th) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning three (3) months prior to the fourth (4th) Installment Date and ending on and including the fourth (4th) Installment Date, (d) with respect to the fifth (5th) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning four (4) months prior to the fifth (5th) Installment Date and ending on and including the fifth
(5th) Installment Date and (e) with respect to the sixth (6th) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning five (5) months prior to the sixth (6th) Installment Date and ending on and including the sixth (6th) Installment Date.



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                  This waiver shall be effective upon the execution by each of the Other Investors of a waiver (collectively, the "OTHER WAIVERS") identical to this waiver. In connection with this waiver, the Company represents and warrants that none of the terms offered to Other Investors is more favorable to such Other Investors than those of the Buyer and this waiver shall be, without any further action by the Buyer or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Buyer shall receive the benefit of the more favorable terms contained in the Other Waivers. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this waiver) as the Buyer may reasonably request to further effectuate the foregoing.

                  On or before 8:30 a.m., New York Time, on the first (1st) Business Day following the Effective Date (as defined below), the Company shall file a Current Report on Form 8-K describing the terms of this waiver and attaching a copy of the form of this waiver.

                  Except as modified by the provisions hereof, the Note will remain in full force and effect in accordance with its terms.

                  The Company shall reimburse the Buyer for its reasonable legal expenses incurred in connection with the preparation and execution of this waiver and any and all documents executed in connection therewith.

                  This waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective (the "EFFECTIVE DATE") when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  If any term, provision, covenant or restriction of this waiver is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants or restrictions of this letter shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  This waiver shall be governed and construed in accordance with the Laws of the State of New York applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. This waiver may only be amended, modified and supplemented by written agreement of the parties hereto.


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                  If this waiver accurately reflects the understanding and
agreement of the Company, please sign below and return an executed copy of this waiver to the undersigned.

                                Very truly yours,

                                        CEDAR HILL CAPITAL PARTNERS
                                           OFFSHORE, LTD.




                                        By: /s/ CHARLES G. CASCARILLA
                                            ------------------------------
                                            Name: Charles G. Cascarilla
                                            Title: Principal


AGREED TO AND ACCEPTED BY:

RAPTOR NETWORKS TECHNOLOGY, INC.




By:  /s/ BOB VAN LEYEN
     ---------------------
     Name: Bob van Leyen
     Title: CFO


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